EXHIBIT 99.10

                 FORM OF DTC PARTICIPANT OVER-SUBSCRIPTION FORM
                                       FOR

                               RIGHTS OFFERING BY

                           ADVANCED BIOPHOTONICS INC.

                                    OF RIGHTS

                             EXERCISABLE TO PURCHASE

                 SHARES OF SERIES B CONVERTIBLE PREFERRED STOCK

                 AND WARRANTS TO PURCHASE SHARES OF COMMON STOCK

THIS FORM IS TO BE USED ONLY BY DEPOSITORY TRUST COMPANY PARTICIPANTS TO EXERCISE THE OVER-SUBSCRIPTION RIGHT IN RESPECT OF RIGHTS WITH RESPECT TO WHICH THE BASIC SUBSCRIPTION RIGHT WAS EXERCISED AND DELIVERED THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY. ALL OTHER EXERCISES OF OVER-SUBSCRIPTION RIGHTS MUST BE EFFECTED BY DELIVERY OF A SUBSCRIPTION CERTIFICATE.

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS OF ADVANCED BIOPHOTONICS, INC. (THE "COMPANY") DATED [ ], 2005 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE COMPANY AND THE SUBSCRIPTION AGENT.

THE EXERCISE OF RIGHTS IS VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 P.M., NEW YORK TIME, ON [ ], 2005 (THE "EXPIRATION DATE").

      1. The undersigned hereby certifies to the Company and the Subscription Agent that it is a participant in The Depository Trust Company ("DTC") and that it has exercised the Basic Subscription Right in respect of the rights (the "Rights") to purchase (i) shares of series B convertible preferred stock (the "Preferred Stock") of the Company and (ii) five-year warrants to purchase that number of shares of common stock of the Company equal to 50% of the number of shares of series B convertible preferred stock acquired by the undersigned, and delivered such exercised Rights to the Subscription Agent by means of transfer to the DTC account of the Subscription Agent. The undersigned hereby certifies to the Company and the Subscription Agent that it owned Shares of Common Stock on June 10, 2005 (the "Record Date").

      2. The undersigned hereby exercises the Over-Subscription Right to purchase, to the extent available, shares of the Company's Preferred Stock and certifies to the Company and the Subscription Agent that such Over-Subscription Right is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf all Basic Subscription Rights have been exercised.
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      3. The undersigned understands that payment of the Subscription Price of
$.50 per share of Preferred Stock subscribed for pursuant to the Over-Subscription Right must be received by the Subscription Agent at or before 5:00 p.m. New York time on the Expiration Date and represents that such payment, in the aggregate amount of $___________

either (check appropriate box):

[____]            is being delivered to the Subscription Agent herewith; or

[____]            has been delivered separately to the Subscription Agent;

and, is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

[____]            uncertified check

[____]            certified check

[____]            money order

___________________________________________

Basic Subscription Confirmation Number

___________________________________________

DTC Participant

___________________________________________

Name of DTC Participant
By:
Name:
Title:
Contact Name:
Telephone Number:

Dated:         , 2005